UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 9, 2019

CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-38735		81-3015061
(Commission File Number)		(IRS Employer Identification No.)
340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)
(423) 573-0300
(Registrant’s telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2019, the Board of Directors (the “Board”) of Contura Energy, Inc. (the “Company”) appointed Emily S. Medine to serve as a director of the Company, effective September 10, 2019. Ms. Medine will serve as a member of the Board’s Safety, Health and Environmental Committee and as chair of its Compensation Committee from that date.

Since 1987, Ms. Medine has served in the coal practice for Energy Ventures Analysis, Inc. (“EVA”), where she currently serves as a principal. At EVA, Ms. Medine has advised U.S. and foreign coal consumers regarding, among other matters, coal markets, coal supply, fuel procurement strategies and sales and acquisitions of coal-related assets. Ms. Medine is also experienced in investment analysis, contract negotiations, procurement audits, and bankruptcy support. In addition, Ms. Medine has developed forecasts of U.S. and global solid fuel demand and prices for alternative coal types, coke and market segments. Prior to joining EVA, Ms. Medine held various sales and strategic analysis positions at CONSOL Energy, Inc. Ms. Medine received a bachelor of arts degree in geography, magna cum laude, from Clark University, where she was a member of Phi Beta Kappa, and a master of public administration degree from Princeton University.

Ms. Medine will participate in the Company’s non-employee director compensation program, which is described on pages 18 and 19 of the Company’s proxy statement for its 2019 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 1, 2019. In addition, the Company will enter into its standard director and officer indemnification agreement with Ms. Medine.

There are no arrangements or understandings between Ms. Medine and any other persons pursuant to which she was named a director of the Company. Ms. Medine does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer, nor does she have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Medine’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of Contura Energy, Inc. dated September 11, 2019.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: September 11, 2019	By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Executive Vice President, Chief Administrative & Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release of Contura Energy, Inc. dated September 11, 2019.